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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549




                                       FORM 8-K

                                    Current Report

                          Pursuant to Section 13 or 15(d) of
                         The Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported) August 7, 1997



                              BRANDYWINE REALTY TRUST
               (Exact name of registrant as specified in its charter)





          MARYLAND                    1-9106                     23-2413352
(State or other jurisdiction   (Commission file number)      (I.R.S. Employer
       of incorporation)                                  Identification Number)




              16 Campus Boulevard, Newtown Square, Pennsylvania  19073
                      (Address of principal executive offices)


                                   (610) 325-5600
                (Registrant's telephone number, including area code)



                                 Page 1 of 6 pages




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Item 5.  Other Events

See the following press release, dated August 7, 1997, concerning second quarter 1997 results.

NEWS RELEASE


Contact:
For Media Inquiries:
     Karen Cutler
     Jennifer McCormick
     Tattar Cutler - LD & B
     215-957-0300
     Karen.Cutler@ldb.com


For Investor Inquiries:
     Gerard H. Sweeney
     President & CEO  or
     Mark Kripke
     Chief Financial Officer
     Brandywine Realty Trust
     610-325-5600





                   Brandywine Realty Trust Announces
                        Second Quarter Earnings


NEWTOWN SQUARE, PA., August 7, 1997 -- Brandywine Realty Trust (BDN-AMEX) reported today that funds from operations (FFO) were $5.0 million for the second quarter of 1997 versus $0.2 million for the same period in 1996. On a per equivalent share basis, FFO increased 37.5% to $0.44 per equivalent share in the second quarter of 1997 from $0.32 per equivalent share in the second quarter of 1996.

Net income for the second quarter increased to $1.7 million on revenues of $12.1 million, up from a loss of $9 thousand on
revenues of $1 million, for the second quarter last year.   On a
per common share basis, second quarter net income increased to $0.17 per share from a loss of $0.01 per share in the second quarter of 1996.

For the quarter ended June 30, 1997, Cash Available for
Distribution ("CAD") equaled $4.5 million ($0.40 per equivalent share).

On June 23, 1997, the Board of Trustees declared a quarterly dividend distribution of $0.36 per share, paid on July 10, 1997 to shareholders of record as of June 30, 1997. This



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represents a 2.9% increase over the first quarter dividend and is the fourth time in five quarters that the Company has increased its dividend. Based on second quarter results this represents a payout ratio of 82.0% of FFO and 90.6% of CAD.

The Company also disclosed the following information relating to the second quarter of 1997:

     - During the second quarter the Company announced $135.2 million of real estate purchases. These acquisitions aggregated approximately 1.8 million square feet and consisted of both office and industrial properties. Second quarter property purchases included the acquisition from TA Realty, consisting of a 10 office and industrial building portfolio aggregating 687,000 square feet for $41.6 million, and the purchase of a six office building portfolio from Emmes, aggregating 608,000 square feet for $66.2 million. The Company also purchased approximately 202,000 square feet of office space in southern New Jersey from private investment companies for $14.5 million. Additionally, the Company acquired 1974 Sproul Road in Delaware County, PA. This property contains 63,000 square feet and was purchased for $4.1 million. The Company also purchased two warehouse buildings aggregating 125,000 square feet in King of Prussia, PA for $3.5 million and two office buildings aggregating 65,000 square feet in Exton, PA for $5.3 million.

     - The Company has increased its Secured Credit Facility from $80 million to $150 million.

     - During the quarter the Company announced several key personnel additions, which strengthened the financial reporting, property management and property acquisition functions.

     - Horsham Business Center 17, the Company's project under construction is approximately 90% completed with occupancy projected to start during September, 1997. The property is currently 72% pre-leased. The Company also controls an adjoining parcel of land that can accommodate an additional 40,000 square feet.

     - As a result of its acquisition activities, at the end of the second quarter, the Company owned or controlled 76.3 acres which can accommodate 590,000 square feet of office and 300,000 square feet of industrial development. The Company owns or controls parcels located in Voorhees, NJ (230,000 square feet of office development); Mount Laurel, NJ (105,000 square feet of office development); Westhampton, NJ (300,000 square feet of industrial development) and the aforementioned 40,000 square feet in Horsham, PA. In addition, the Company has under agreement two land parcels in Newtown Square Corporate Center of 25 acres that can accommodate 215,000 square feet of office development.



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     -    During July, 1997, the Company consummated an offering of
          10,000,000 common shares which raised approximately $207 million of gross proceeds. At the end of July the Company purchased Berwyn Park (241,000 square feet) located in Tredyffrin Township, PA, and Green Hills Corporate Center (574,000 square feet) located in Berks County, PA. Both of these acquisitions included significant land holdings that can accommodate future development. In the case of Berwyn Park, the Company acquired an approved site of 12.5 acres that can accommodate 130,000 square feet and with Green Hills Corporate Center, the Company acquired a total of 182 acres of improved and unimproved land.

     - The Company's debt to total market capitalization was 43.5% at the end of the second quarter 1997. After application of net proceeds from the equity offering, based upon the $20.75 offering price per share, the Company's debt to total market capitalization decreased to 12.3%.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the Federal securities law. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Factors that could cause actual results to differ materially from the Company's current expectations include general economic conditions, local real estate conditions, timely releasing of occupied square footage upon expiration, interest rates, availability of equity and debt financing and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Brandywine Realty Trust, a fully integrated real estate company, with headquarters in Newtown Square and regional offices in Marlton, NJ, Bensalem and King of Prussia, PA., is one of the Delaware Valley's largest real estate investment companies with 83 commercial and industrial properties containing 5.1 million rentable square feet.

CONFERENCE CALL NOTICE

You are cordially invited to attend a Brandywine Realty Trust Conference Call on Friday, August 8, 1997 at 11:30 a.m. Eastern time. The host will be Gerard H. Sweeney, President and Chief Executive Officer. The telephone number for the conference call is
 1-800-869-6642. A taped replay of the call can be accessed after the call during the hours of 7:00 a.m. to 9:00 p.m. EDT, through Friday, August 22, 1997 by dialing the number listed above.

SUPPLEMENTAL INFORMATION PACKAGE

The Company has prepared a Supplemental Information package which includes financial results and operational statistics to support the announcement of second quarter earnings. A copy of the Supplemental Information package will be furnished to you by facsimile





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or overnight mail upon request.  Please direct such requests to the
Company at (610) 325-5600.

                                  # # #





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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   BRANDYWINE REALTY TRUST


Date:  August 7, 1997              By:  /s/ Gerard H. Sweeney
                                        --------------------------------
                                        Gerard H. Sweeney, President and
                                        Chief Executive Officer
                                        (Principal Executive Officer)

Date:  August 7, 1997              By:  /s/ Mark S. Kripke
                                        --------------------------------
                                        Mark S. Kripke, Chief Financial
                                        Officer and Secretary (Principal
                                        Financial and Accounting Officer)